Exhibit 99.6
FIFTH AMENDMENT TO
2017 AMENDMENT AND RESTATEMENT OF
AVERY DENNISON CORPORATION
EMPLOYEE SAVINGS PLAN
WHEREAS, Avery Dennison Corporation (the “Company”) sponsors and maintains the Avery Dennison Corporation Employee Savings Plan (the “Plan”) for the exclusive benefit of its eligible employees and the eligible employees of its participating affiliates;
WHEREAS, it is necessary and desirable to amend the Plan in order to (i) add a Roth contribution feature, (ii) add a Roth in-Plan conversion feature, (iii) accept Roth rollover contributions, (iv) expand participants’ in-service withdrawal rights, and (v) make certain additional changes and clarifications; and
WHEREAS, the Chief Executive Officer of the Company has the power and authority to approve such changes to the Plan pursuant to Section 17.2 of the Plan.
NOW, THEREFORE, pursuant to the power and authority delegated to the Chief Executive Officer of the Company, the Plan is hereby amended as follows, effective as of the dates indicated below:
1.Effective July 1, 2022, by substituting the following for Section 1.2:
    “Section 1.2    Accounts

‘Account’ or ‘Accounts’ of a Participant shall mean, as the context indicates, any one or more of the following accounts maintained by the Plan and held in the Trust: his Pretax Savings (‘PTS’) Account, his Roth Savings Account, his After-tax Savings (‘ATS’) Account, his Qualified Account, his Rollover Account, his ESOP Matching Account, his Safe Harbor ESOP Account, his Roth In-Plan Conversion Account and such other accounts established for him under the Plan, if any.”
2.Effective July 1, 2022, by substituting the following for the last sentence of Section 1.5:
“A Participant’s ATS Account shall be credited with his contributions under Article IV, related investment earnings, loan repayments, and such other accounts received by this Plan in a trust-to-trust transfer, as the Administrator shall designate, and shall be debited his allocable expenses, investment losses, loans, withdrawals, Roth in-Plan conversions and distributions.”

3.Effective July 1, 2022, by substituting the following for Section 1.6(a)(ii):
“(ii)    Company contributions and forfeitures allocated to his PTS Account and Roth Savings Account for that Plan Year (excluding any excess amounts determined under Code Section 402(g) which are distributed to him pursuant to Section 19.4(b) not later than the April 15 following the calendar year in which such excess amounts were deferred),”
4.Effective July 1, 2022, by adding a new Section 1.9A to the Plan immediately following Section 1.9 thereof:
“Section 1.9A    Basic Roth Savings Account

‘Basic Roth Savings Account’ of a Participant shall mean that portion of his Roth Savings Account so designated under Section 3.1(c).”
5.Effective July 1, 2022, by deleting Section 1.22 of the Plan.
6.Effective July 1, 2022, by adding the following new Section 1.28(d) to the Plan, immediately following Section 1.28(c) thereof:
    “(d)    If an Eligible Rollover Distribution includes Roth amounts, such amounts can only be rolled over from the Plan:

        (i)     to a qualified trust described in Code Section 402(c)(9), a Code Section 403(b) annuity contract or a Code Section 457(b) plan through a Direct Rollover if the receiving plan provides for separate accounting for amounts so transferred (including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable); or

        (ii)    to a Roth IRA through a Direct Rollover of such amounts or, for any taxable earnings alone, a rollover within 60 days of receipt of the Eligible Rollover Distribution (or such longer time permitted under Code Section 402(c)(3)(B) or other IRS guidance).”

7.Effective January 1, 2022, by substituting the phrase “Supplements J-R” for the phrase “Supplements J-Q” where the latter phrase appears in Section 1.51 of the Plan.
8.Effective July 1, 2022, by substituting the following for Section 1.54 of the Plan:
“Section 1.54    Pretax Savings (‘PTS’) Account
‘Pretax Savings Account’ (‘PTS Account’) of a Participant shall mean his individual account in the Trust Fund which holds his Basic PTS Account and his Unmatched PTS Account, together with such other accounts received by this Plan in a trust-to-trust transfer, as the Administrator shall designate, to which shall be credited the amounts determined under Section 5.1(a), related investment earnings and applicable loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals, Roth in-Plan conversions and distributions.”

9.Effective July 1, 2022, by substituting the following for Section 1.57 of the Plan:
“Section 1.57    Rollover Account
‘Rollover Account’ of an Employee shall mean his individual account in the Trust Fund established in accordance with Section 16.10, together with such other accounts received by this Plan in a trust-to-trust transfer, as the Administrator shall designate. The Rollover Account shall hold sub-accounts for after-tax rollover contributions, Roth rollover contributions and regular rollover contributions.

Section 1.57A    Roth In-Plan Conversion Account
‘Roth In-Plan Conversion Account’ of a Participant shall mean his individual account or accounts in the Trust Fund which hold the amounts the Participant irrevocably elects to convert to Roth treatment under Section 16.17, to which shall be credited related investment earnings and applicable loan repayments on and after the date of the conversion, and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions on and after the date of the conversion.
Section 1.57B    Roth Savings Account
‘Roth Savings Account’ of a Participant shall mean his individual account in the Trust Fund which holds his Roth contributions to the Plan in accordance with the provisions of Section 402A of the Code. His Roth Savings Account shall consist of his Basic Roth Savings Account and his Unmatched Roth Savings Account, together with such other accounts received by this Plan in a trust-to-trust transfer, as the Administrator shall designate, to which shall be credited the amounts determined under Section 5.1(a), related investment earnings and applicable loan repayments and from which shall be debited allocable expenses, investment losses, loans, withdrawals and distributions.”
10.Effective July 1, 2022, by adding a new Section 1.75A to the Plan immediately following Section 1.75 thereof:
“Section 1.75A    Unmatched Roth Savings Account

‘Unmatched Roth Savings Account’ of a Participant shall mean that portion of his Roth Savings Account so designated under Section 3.1(c).”
11.Effective July 1, 2022, by substituting the following for the phrase immediately following Section 2.1(b)(ii):
“shall be an eligible Employee and a Participant under the Plan effective as of his first Hour of Service as an Employee.”
12.Effective July 1, 2022, by substituting the following for Section 2.1(d) of the Plan:
“(d)    A former Employee shall become a Participant effective as of his first subsequent Hour of Service as an Employee provided that he is not in a Bargaining Unit.”
13.Effective July 1, 2022, by substituting the following for Section 2.4 of the Plan:
“Section 2.4    Inactive and Former Participant Classifications

(a)    A Participant who is transferred directly to a Company Affiliate that is not a Company or to a position or classification which is within a Bargaining Unit, shall thereupon cease to be an Active Participant and shall become an Inactive Participant, except where after such transfer such Participant is an Included Affiliate Employee.
(b)    All provisions of the Plan shall otherwise continue to apply to the Inactive Participant, except that he shall not make PTS contributions or Roth contributions under Article III or make ATS contributions under Article IV or share in allocations under Article VI and Section 19.4 with respect to the period he is not an Active Participant.

(c)    If an Inactive Participant is retransferred to a position or classification with the Company which is not within a Bargaining Unit, he shall thereupon again be an Active Participant, may again make PTS contributions and Roth contributions under Article III and make ATS contributions under Article IV and shall share in allocations under Article VI and Section 19.4.
(d)    An Active Participant or Inactive Participant who ceases to be employed by a Company or a Company Affiliate shall become a Former Participant and shall not be eligible to make PTS contributions or Roth contributions under Article III or ATS contributions under Article IV and shall not share in allocations under Article VI and Section 19.4 for periods beginning thereafter. In addition, the Former Participant shall cease to accrue Years of Vesting Service for any period after he ceases to be employed by a Company or a Company Affiliate.”
14.Effective July 1, 2022, by renaming Article III “PRETAX AND ROTH SAVINGS CONTRIBUTIONS”.
15.Effective July 1, 2022, by substituting the following for Section 3.1:
“Section 3.1    PTS and Roth Savings Contributions

    (a)    Each Participant may elect, in accordance with the Rules of the Plan, to defer to his PTS Account and his Roth Savings Account for any Plan Year the lesser of the following amounts:

(i)    any whole number percentage of his Compensation for a payroll period up to 100%, reduced to cover required payroll deductions; provided, however, that such election may, solely for administrative purposes, be treated as a percentage of the Participant’s Pay, and

(ii)    except as provided in subsection (b), the excess of the limit under Code Section 402(g) (adjusted as described in Code Section 402(g)(4) which, effective as of January 1, 2022, is $20,500) over any amounts described in Code Section 402(g)(3) for such calendar year and not deferred hereunder.

For the avoidance of doubt, the limitations provided in this subsection (a) shall be applied to the Participant’s aggregate contributions to his PTS Account and Roth Savings Account.

    (b)    Each Catch-Up Eligible Participant may make additional deferrals to his PTS Account and his Roth Savings Account for a Plan Year up to the maximum amount permitted under Code Section 414(v) and Treas. Reg. Section 1.414(v)-1 (or any successor thereto). The Administrator shall apply the rules described in subsection (d) as necessary until the Participant has received his maximum contribution under Section 6.3(c).

    (c)    (i)    The first seven percent of Compensation deferred to the Participant’s PTS Account (including any catch-up contributions) shall be held for contribution to the Participant’s Basic PTS Account, and the excess, if any, for his Unmatched PTS Account.

            (ii)    The excess, if any, of the first seven percent of Compensation contributed to the Participant’s Roth Savings Account (including any catch-up contributions) over the contributions to his Basic PTS Account in paragraph (i) above shall be contributed to his Basic Roth Savings Account and the remainder, if any, to his Unmatched Roth Savings Account.

    (d)    Any election under subsection (a) for a Participant who, in the Plan Year in question, has made his maximum contribution to his PTS Account and/or Roth Savings Account for such Plan Year (including any catch-up amounts described in subsection (b)) shall automatically convert to an election to contribute to his ATS Account under Section 4.1(a), unless the Participant opts out of this automatic conversion feature in accordance with the Rules of the Plan and subject to the limitation described in Section 4.1(e)(i).

    (e)    Automatic Increase Program.

(i)    Eligibility.    Except as provided in paragraph (ii), these automatic increase provisions apply to a Participant if the sum of his PTS contribution rate, Roth contribution rate and ATS contribution rate (determined as of the date selected by the Administrator (the “determination date”)) is greater than 0% but less than 15%. These provisions apply to Participants who have been automatically enrolled as well as to those who have made an affirmative election to contribute.

(ii)    Exemptions.    No Participant described in paragraph (i) above will be subject to the automatic increase program if any of the following apply:

a    the Participant timely opts out by the deadline set by the Administrator. In such case, he will be exempt from the automatic increase program in the Plan Year he opts out as well as the following Plan Year.

b    the Participant elects to participate in the optional affirmative increase program under paragraph (v).

(iii)    Automatic Increase.    The automatic increase shall be implemented as follows:
a    If the eligible Participant has a PTS contribution rate of more than 0% on the determination date, then his PTS contribution rate shall be increased by 1 percentage point;

b    If the eligible Participant has a PTS contribution rate of 0% and a Roth contribution rate of more than 0% on the determination date, then his Roth contribution rate shall be increased by 1 percentage point; and

c    If the eligible Participant has a PTS contribution rate of 0% and a Roth contribution rate of 0% on the determination date, then his ATS contribution rate shall be increased by 1 percentage point.

Notwithstanding the above and in accordance with Code Section 401(k)(13)(C)(iii), no automatic increase shall increase the sum of the Participant’s PTS contribution rate, Roth contribution rate and ATS contribution rate as of the determination date above 15%.

(iv)    Timing. Any automatic increase will be implemented as soon as administratively feasible after April 1st.

(v)    Optional Affirmative Increases. A Participant who participates in this optional affirmative increase program in any Plan Year will be exempt from the automatic increase program in such Plan Year. Under this optional affirmative increase program, a Participant may elect an annual increase in his PTS, Roth and/or ATS contribution rates in increments of one percentage point (up to a maximum of three percentage points). Such annual increase will be effective as soon as administratively feasible after the date that the Participant selects. There is no cap on the increases a Participant may elect under this optional affirmative increase program other than those required by law.”

16.Effective July 1, 2022, by substituting the following for Section 3.2:
“Section 3.2    Discontinuance, Commencement, Resumption or Change of Contribution Elections

As permitted under the Rules of the Plan,

(a)    a Participant may, upon such prior notice to the Administrator or its designated agent as is required under the Rules of the Plan, elect to discontinue his election to contribute a portion of his Compensation to the Plan;

(b)    a Participant in the Plan who previously declined to contribute a percentage of his Compensation may, upon such prior notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to commence contributions of his Compensation under Section 3.1 within the limits thereof;

(c)    after a Participant has suspended contributions of his Compensation to the Plan under subsection (a), a Participant may, upon notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to resume contributions of his Compensation under Section 3.1 within the limits thereof; and

(d)    a Participant may, upon prior notice to the Administrator or its designated agent as required under the Rules of the Plan, elect to change the percentage of Compensation being contributed to the Plan within the limits of Section 3.1.”

17.Effective July 1, 2022, by substituting the following for Section 4.1(b):
“(b)    The excess, if any, of the first seven percent of Compensation so elected as ATS Contributions over the aggregate contributions to his Basic PTS Account and his Basic Roth Savings Account shall be contributed to his Basic ATS Account and the remainder, if any, to his Unmatched ATS Account.”
18.Effective July 1, 2022, by substituting the following for Section 5.1(a)(i):
    “(a)    (i)    Subject to paragraph (ii), for each Payday, the Company shall contribute to the Plan for each Participant an amount for his PTS Account and his Roth Account which is the percentage of Compensation elected by such Participant under Article III.”

19.Effective July 1, 2022, by substituting the phrase “PTS Account and Roth Account” for the phrase “PTS Account” where the latter phrase appears in Section 5.1(a)(ii).
20.Effective July 1, 2022, by renaming Section 6.3(a) “Pre-tax and Roth Contributions.”
21.Effective July 1, 2022, by substituting the following for Section 6.3(c):
    “(c)    Matching Contributions. Matching Contributions shall be allocated as follows:

(i)    for each Payday, each Participant shall have credited to his ESOP Matching Account a Matching Contribution equal to the sum of fifty percent of his total contributions to his Basic PTS Account, Basic Roth Savings Account and Basic ATS Account for such Payday; and

(ii)    as of the last day of each Plan Year, additional “true-up” Company Matching Contributions to his ESOP Matching Account shall be made so that the Participant’s share of the total annual Matching Contribution under this subsection (c) equals the lesser of:

a    fifty percent of the amounts the Participant contributed to his PTS Account, Roth Savings Account and ATS Account for the Plan Year; and

b    three and one-half percent of his Compensation for the Plan Year.”

22.Effective July 1, 2022, by substituting the phrase “contributions to his Roth Account and/or ATS Account” for the phrase “contributions to his ATS Account” where the latter phrase appears in Sections 6.11(b), (d) and (e) of the Plan.
23.Effective July 1, 2022, by renaming Section 7.2(h) “PTS, Roth Savings and ATS Contributions.”
24.Effective July 1, 2022, by substituting the phrase “ATS, PTS, Roth or Company contributions” for the phrase “ATS, PTS or Company contributions” where the latter phrase appears in Section 8.2 of the Plan.
25.Effective July 1, 2022, by deleting the last sentence of Section 9.3(a) of the Plan.
26.Effective July 1, 2022, by substituting the following for Section 9.4(b) of the Plan:
    “(b)    The amount of the Hardship withdrawal can be up to one hundred percent of the following Participant accounts:

(i)     his PTS Account;

(ii)    his Roth Savings Account;

(iii)    his Company Contributions Account described in Supplement H;

(iv)    his Dennison ESOP Accounts described in Supplement E; and

(v)    such other accounts described in any Supplement;

but shall not exceed the amount which is necessary to satisfy the Hardship (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).”

27.Effective July 1, 2022, by renaming Section 9.5 “Other Withdrawals and Distributions from PTS Accounts and Roth Savings Accounts”, and by substituting the phrase “PTS Account and/or Roth Account for the phrase “PTS Account” where the latter phrase appears in Section 9.5.
28.Effective July 1, 2022, by substituting the phrase “including his Rollover Account” for the phrase “excluding his Rollover Account” where the latter phrase appears in Sections 11.3(a), 11.3(b), 13.1(a)(i), and 13.1(a)(ii).
29.Effective July 1, 2022, by substituting the following for Section 16.10 of the Plan:
“Section 16.10        Contributions to Rollover Accounts

(a)    An Employee may make a contribution to his Rollover Account established by the Administrator for such purpose if such contribution meets the requirements of this Section and is in accordance with the Rules of the Plan.

(b)    Regular Rollover Contributions

    (i)    A regular rollover contribution must be an Eligible Rollover Distribution from an Eligible Retirement Plan other than a Roth IRA.

    (ii)    Except as provided below, a regular rollover contribution must be either directly rolled over to the Plan or made within 60 days following the day on which the Employee received the distribution from an Eligible Retirement Plan (or such longer time permitted under Code Section 402(c)(3)(B) or other IRS guidance).

    (iii)    Notwithstanding the above, to the extent a regular rollover contribution consists of after-tax contributions, such amounts must be directly rolled over to the Plan although, if permitted by the Administrator, the related taxable earnings may be rolled over within 60 days following the day on which the Employee received the distribution from an Eligible Retirement Plan (or such longer time permitted under Code Section 402(c)(3)(B) or other IRS guidance).

(c)    Roth Rollover Contributions

    (i)    A Roth rollover contribution must be an Eligible Rollover Distribution from an Eligible Retirement Plan other than a Roth IRA or a Code Section 403(a) annuity plan.

    (ii)    Roth contributions and nontaxable earnings must be directly rolled over to the Plan. However, if permitted by the Administrator, the portion of a Roth rollover contribution that consists of taxable earnings may be rolled over within 60 days following the day on which the Employee received the distribution from an Eligible Retirement Plan (or such longer time permitted under Code Section 402(c)(3)(B) or other IRS guidance).

(d)    The Administrator may require the Employee to supply information sufficient to determine if his contribution meets the requirements of this Section. If the Administrator determines that such contribution does not meet the requirements of this Section, the contribution shall not be permitted.

(e)    The Plan may also accept the direct transfer from a plan qualified under Code Section 401(a) of an amount which if paid to the Employee instead of the Plan would have constituted a lump sum distribution within the meaning of Code Section 402(e). The transferred amount shall be credited to the Employee’s Rollover Account.

(f)    An Employee who makes a contribution to his Rollover Account pursuant to this Section prior to the date that he satisfies the eligibility requirements described in Article II shall generally be treated as a Participant for purposes of the Plan provisions relating to the maintenance, valuation, investment and distribution of Accounts; provided however, that such Employee shall not be treated as an Active Participant for purposes of eligibility to receive an allocation of any Company contributions under the Plan prior to the date he actually becomes an Active Participant in the Plan.

(g)    If the Administrator accepts a contribution or transfer pursuant to this Section and later determines that it was improper to do so, in whole or in part, the Plan shall refund the necessary amount to the Employee.

(h)    Rollover contributions must consist entirely of cash, except to the extent that the Administrator permits a rollover of promissory notes from another qualified retirement plan.”

30.Effective July 1, 2022, by substituting the following for Section 16.12(a) of the Plan:
    “(a)    A Participant, Spouse or Beneficiary (“Borrower”) may borrow against his PTS Account, Roth Savings Account, ATS Account, Rollover Account, and such other Accounts identified in the Supplements to the Plan with the approval of the Administrator in accordance with the provisions of subsection (b).”

31.Effective July 1, 2022, by adding the following new Section 16.17 to the Plan immediately following Section 16.16 thereof:
“Section 16.17     Roth In-Plan Conversions
    (a)    Eligibility.    Subject to subsection (c), a Participant, an alternate payee who is a Participant’s Spouse or former Spouse, or a Surviving Spouse Beneficiary may elect to convert all or a portion of the eligible balance of his vested Plan account (as described in subsection (b)) as a Roth in-Plan conversion without regard to whether such amounts are immediately distributable.
    (b)    Eligible Accounts.    The following Accounts are eligible for a Roth in-Plan conversion only to the extent that they are vested and are not invested in the Plan’s self-directed brokerage account or in the SHARE Account: PTS Account, ATS Account, Rollover Account (other than amounts relating to Roth rollover contributions), Qualified Account, ESOP Matching Account, Safe Harbor ESOP Account, and such other Accounts identified in any Supplement to the Plan.
    (c)    Type of Distribution. A Roth in-Plan conversion cannot be a distribution that is:
        (i)    a required minimum distribution under Code Section 401(a)(9);
        (ii)     a corrective distribution of excess contributions, excess deferrals or any other corrective distribution (including earnings);
        (iii)    a loan treated as a distribution; or
        (iv)    a distribution that is one of a series of substantially equal payments made at least annually over ten years.

    (d)    Conversion Elections. The Administrator shall establish rules and procedures regarding how a Roth in-Plan conversion may be made. Any Roth in-Plan conversion election is irrevocable. Any pre-existing rights and restrictions relating to the converted amounts shall continue to apply to such funds in the Roth In-Plan Conversion Account of the Participant, Beneficiary or alternate payee.
    (e)    Administration and Guidance. Notwithstanding the foregoing, the Administrator shall administer and implement Roth in-Plan conversions in accordance with IRS Notice 2010-84, IRS Notice 2013-74, the American Taxpayer Relief Act of 2012 and any subsequent guidance.”
32.Effective July 1, 2022, by substituting the following for Section C9.4 of Supplement C of the Plan:
“Section C9.4 – Reserved
Section C16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Kingsbacher-Murphy Rollover Account in accordance with the provisions of Section 16.17.”
33.Effective July 1, 2022, by substituting the following for Section D9.4 of Supplement D of the Plan:
“Section D9.4 – Reserved”
34.Effective July 1, 2022, by adding the following new Section D16.17 to Supplement D of the Plan, immediate following Section D16.12 thereof:
“Section D16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Dennison 401(k) Rollover Account in accordance with the provisions of Section 16.17.”
35.Effective July 1, 2022, by substituting the following for Section G9.4 of Supplement G of the Plan:
“Section G9.4 – Reserved”
36.Effective July 1, 2022, by adding the following new Section G16.17 to Supplement G of the Plan, immediate following Section G16.12 thereof:
“Section G16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the ADOPCo 401(k) Rollover Account in accordance with the provisions of Section 16.17.”
37.Effective July 1, 2022, by adding the following new Section H16.17 to Supplement H of the Plan, immediate following Section H16.12 thereof:
“Section H16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Company Contributions Account in accordance with the provisions of Section 16.17.”

38.Effective July 1, 2022, by substituting the following for Section J9.4 of Supplement J of the Plan:
“Section J9.4 – Reserved”
39.Effective July 1, 2022, by adding the following new Section J16.17 to Supplement J of the Plan, immediate following Section J16.12 thereof:
“Section J16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Bear Rock Accounts in accordance with the provisions of Section 16.17.”
40.Effective July 1, 2022, by deleting the last sentence from Section K9.3(a) of Supplement K of the Plan.
41.Effective July 1, 2022, by substituting the following for Section K9.4 of Supplement K of the Plan:
“Section K9.4 – Reserved”
42.Effective July 1, 2022, by adding the following new Section K16.17 to Supplement K of the Plan, immediately following Section K16.12 thereof:
“Section K16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Stimsonite Accounts in accordance with the provisions of Section 16.17.”
43.Effective July 1, 2022, by substituting the following for Section L9.6 of Supplement L of the Plan:
“Section L9.3    – In-Service Withdrawals
    (b)    A Participant or Merged Participant who is an Employee of a Company or a Company Affiliate may elect in accordance with the Rules of the Plan to make a cash withdrawal of all or a portion of his Dunsirn Rollover Account.
Section L9.6 – [Reserved]
Section L16.12 – Loans to Participants or Former Participants
    (a)    A Participant or Merged Participant may borrow against his Dunsirn Accounts with the approval of the Administrator in accordance with the provisions of subsection 16.12(b).
Section L16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Dunsirn Accounts in accordance with the provisions of Section 16.17.”
44.Effective July 1, 2022, by substituting the following for Section M9.4 of Supplement M of the Plan:
“Section M9.4 – Reserved”

45.Effective July 1, 2022, by adding the following new Section M16.17 to Supplement M of the Plan, immediate following Section M16.12 thereof:
“Section M16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the RVL Packaging Accounts in accordance with the provisions of Section 16.17.”
46.Effective July 1, 2022, by substituting the following for Section N9.4 of Supplement N of the Plan:
“Section N9.4 – Reserved”
47.Effective July 1, 2022, by adding the following new Section N16.17 to Supplement N of the Plan, immediate following Section N16.12 thereof:
“Section N16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the RVL Labels Accounts in accordance with the provisions of Section 16.17.”
48.Effective July 1, 2022, by substituting the following for Section O9.4 of Supplement O of the Plan:
“Section O9.4 – Reserved”
49.Effective July 1, 2022, by adding the following new Section O16.17 to Supplement O of the Plan, immediate following Section O16.12 thereof:
“Section O16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the L&E Accounts in accordance with the provisions of Section 16.17.”
50.Effective July 1, 2022, by substituting the following for Section P9.4 of Supplement P of the Plan:
“Section P9.4 – Hardship Withdrawals
(b)    A Participant or Merged Participant who is an Employee of a Company or a Company Affiliate shall be permitted to make a cash withdrawal on account of Hardship from his DM Label Elective Deferral Contributions Account in accordance with the Rules of the Plan.”
51.Effective July 1, 2022, by adding the following new Section P16.17 to Supplement P of the Plan, immediate following Section P16.12 thereof:
“Section P16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the DM Label Accounts, other than the DM Label Matching Contributions Account and the DM Label Discretionary Employer Contributions Account, in accordance with the provisions of Section 16.17.”

52.Effective July 1, 2022, by adding the following new Section Q16.17 to Supplement Q of the Plan, immediate following Section Q16.12 thereof:
“Section Q16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the Paxar Accounts, other than the Pre-1993 Paxar Basic Account, in accordance with the provisions of Section 16.17.”
53.Effective July 1, 2022, by substituting the following for Section R9.4 of Supplement R of the Plan:
“Section R9.4 – Hardship Withdrawals
(b)    A Participant or Merged Participant who is an Employee of a Company or a Company Affiliate shall be permitted to make a cash withdrawal on account of Hardship from his SMT Roth Account in accordance with the Rules of the Plan.”
54.Effective July 1, 2022, by adding the following new Section R16.17 to Supplement R of the Plan, immediate following Section R16.12 thereof:
“Section R16.17 – Roth In-Plan Conversions
(b)    Roth In-Plan Conversions are available from the SMT Accounts, other than the SMT Roth Account, in accordance with the provisions of Section 16.17.”
*    *    *

Executed at Glendale, California, this 23rd day of June 2022.

AVERY DENNISON CORPORATION
By: /s/ Mitchell R. Butier
Mitchell R. Butier
Chairman and Chief Executive Officer